UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 717-426-1931

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The Securities and Exchange Commission (the “SEC”), by letter dated February 16, 2012, advised Donegal Group Inc. (“DGI”) that the SEC staff would not recommend enforcement action to the SEC if DGI omits stockholder proposals regarding a potential sale or merger of DGI from the proxy materials for DGI’s 2012 annual meeting of stockholders. Accordingly, DGI will not include the stockholder proposals in the proxy statement for its April 19, 2012 annual meeting of stockholders.

In addition, Donegal Mutual Insurance Company (“Donegal Mutual”), which owns approximately two-thirds of the aggregate voting power of the outstanding Class A common stock and the outstanding Class B common stock of DGI, informed DGI that if DGI were to include the putative stockholder proposals in the proxy statement for DGI’s 2012 annual meeting of stockholders, Donegal Mutual would have voted against the stockholder proposals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.

By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Senior Vice
President and Chief Financial Officer

Date: March 2, 2012